NEWS

For Further
Information
Contact:

William R. Jellison                            FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243



                    DENTSPLY International Inc.
           Reports First Quarter 2005 Sales and Earnings


York, PA - April 25, 2005 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced sales and earnings for the quarter ended March 31, 2005. Net sales decreased 1.8% to $407.0 million compared to $414.4 million reported for the first quarter of
2004. Net sales, excluding precious metal content, increased 3.0% in the first quarter of 2005. Sales, in the first quarter of 2005, were negatively affected by the implementation of changes in reimbursement for dental procedures in Germany, however, the balance of the world experienced positive internal growth.

Net income from continuing operations for the first quarter of 2005 was $49.0 million, or $.60 per diluted share, an increase of 7.1% compared to income from continuing operations of $45.8 million, or $.56 per diluted share in the first quarter of 2004.

Gary Kunkle, Vice Chairman and Chief Executive Officer, commented that, "The remarkably slow implementation of the dental reform within Germany has negatively impacted DENTSPLY's first quarter sales and earnings growth. Both patient confusion and significant delays in insurance claim processing associated with the reform has had negative repercussions throughout the German dental market, impacting the prosthetics market, (the dental lab industry) the hardest. We do believe, however, that there will be continued improvement throughout the year as these reforms are better understood and integrated."

Mr. Kunkle also stated, "Outside of Germany, our growth remains encouraging, driven by new product introduction and our initiatives to improve sales force execution. We had the strongest quarterly growth in the United States that we have experienced since 2002. We are also very pleased with the continued growth in acceptance of Oraqix, our new needle-free local anesthetic for scaling and root planing procedures. Additionally, Dentsply has received approval of our new anesthetic manufacturing facility by the regulatory agencies for the U.K. and Australia, and has recently begun shipping to these regions. These positive trends along with other initiatives give us confidence in maintaining our earnings guidance of $2.59 - $2.63 for 2005."

DENTSPLY will hold a conference call on Tuesday, April 26, 2005 at 8:30 AM Eastern Time. To access the call, dial 877-885-5820 (for domestic calls) and 706-643-9578 (for international calls). Conference I.D.: 4669372. This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and (706) 645-9291 (for international calls).

DENTSPLY  designs,  develops,  manufactures  and  markets  a  broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of
1995) regarding future events or the future financial performance of the company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, outcome of litigation, continued support of our products by influential dental professionals and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.



                                   DENTSPLY INTERNATIONAL INC.
                                CONSOLIDATED STATEMENTS OF INCOME
                               (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                         --------------------------------

                                                              2005            2004
                                                           ------------   -----------

NET SALES                                                  $ 406,975     $ 414,359
NET SALES - Ex Precious Metals                               369,336       358,589

COST OF PRODUCTS SOLD                                        198,034       210,467

GROSS PROFIT                                                 208,941       203,892
 % OF NET SALES                                                 51.3%         49.2%
 % OF NET SALES - Ex Precious Metals                            56.6%         56.9%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                      138,548       133,062

RESTRUCTURING COSTS                                              268           724
                                                           ---------     ---------

INCOME FROM OPERATIONS                                        70,125        70,106
 % OF NET SALES                                                 17.2%         16.9%
 % OF NET SALES - Ex Precious Metals                            19.0%         19.6%

NET INTEREST AND OTHER (INCOME) EXPENSE                         (225)        5,496
                                                           ---------     ---------


PRE-TAX INCOME                                                70,350        64,610

INCOME TAXES                                                  21,301        18,842
                                                           ---------     ---------

INCOME FROM CONTINUING OPERATIONS                             49,049        45,768
 % OF NET SALES                                                 12.1%         11.0%
 % OF NET SALES - Ex Precious Metals                            13.3%         12.8%

INCOME FROM DISCONTINUED OPERATIONS,
  NET OF TAX (INCLUDING GAIN ON SALE IN 2004 OF $43,031)        --          43,064
                                                           ---------     ---------
NET INCOME                                                 $  49,049     $  88,832
                                                           =========     =========

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                   $    0.61     $    0.57
   DISCONTINUED OPERATIONS                                      --            0.54
                                                           ---------     ---------
TOTAL EARNINGS PER SHARE                                   $    0.61     $    1.11
                                                           =========     =========

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                   $    0.60     $    0.56
   DISCONTINUED OPERATIONS                                      --            0.53
                                                           ---------     ---------
TOTAL EARNINGS PER SHARE                                   $    0.60     $    1.09
                                                           =========     =========

DIVIDENDS PER SHARE                                        $  0.0600     $  0.0525

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                     80,703        79,922
   -DILUTIVE                                                  82,289        81,501

                                      DENTSPLY INTERNATIONAL INC.
                                        CONDENSED BALANCE SHEETS
                                             (IN THOUSANDS)


                                                   MARCH 31,   DECEMBER 31,
                                                     2005         2004
                                                -------------  -----------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                      $  436,702   $  506,369
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET          251,259      238,873
  INVENTORIES, NET                                  224,091      213,709
  OTHER CURRENT ASSETS                              113,640       97,458
     TOTAL CURRENT ASSETS                         1,025,692    1,056,409

PROPERTY,PLANT AND EQUIPMENT, NET                   396,790      407,527
GOODWILL, NET                                       977,496      996,262
IDENTIFIABLE INTANGIBLES ASSETS, NET                246,202      258,084
OTHER NONCURRENT ASSETS, NET                         50,237       79,863

TOTAL ASSETS                                     $2,696,417   $2,798,145


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                              $  393,418   $  404,607
LONG-TERM DEBT                                      700,900      779,940
OTHER LIABILITIES                                   111,356      110,829
DEFERRED INCOME TAXES                                56,338       58,196
                                                 ----------   ----------
    TOTAL LIABILITIES                             1,262,012    1,353,572

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES          587          600
STOCKHOLDERS' EQUITY                              1,433,818    1,443,973

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,696,417   $2,798,145